UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2016

NOTIS GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54928	45-3992444
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Wilshire Blvd. Ste. 1500

Los Angeles, CA 90017

(Address of principal executive offices) (zip code)

(800)-762-1452

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Entry into Agreement to Acquire Real Property

On June 17, 2016, EWSD I, LLC (the “Company”), a wholly owned subsidiary of Notis Global, Inc., entered into a Contract to Buy and Sell Real Estate (the “Acquisition Agreement”) with Tammy J. Sciumbato and Donnie J. Sciumbato (collectively, the “Sellers”) to purchase certain real property comprised of 116-acres of agricultural land, a barn and a farmhouse in Pueblo, Colorado (the “Property”). The closing of the Acquisition Agreement is scheduled to occur on or about September 22, 2016 (the “Closing”), with possession of the land and barn occurring twelve (12) days after the Closing and possession of the farm house occurring on or before January 1, 2017. The Sellers will rent back the farm house from the Company until January 1, 2017. The purchase price to acquire the Property is $650,000, including $10,000 paid by the Company as a deposit into the escrow for the Property.

The foregoing description of the Acquisition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy of which shall be attached as an exhibit to Notis Global’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 and, when filed, shall be incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On July 7, 2016, the Company issued a press release announcing the entry into the Acquisition Agreement. A copy of the press release is appended hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

99.1	Press release dated July 7, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOTIS GLOBAL, INC.

Dated: July 7, 2016	By:	/s/ Jeff Goh
	Name:	Jeff Goh
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 7, 2016.

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